Exhibit 99.1

18135 BURKE ST. OMAHA, NE 68022 TEL: 402-829-6800 FAX: 402-829-6836

For further information, contact:

LINDSAY CORPORATION:	HALLIBURTON INVESTOR RELATIONS:
Brian Ketcham	Hala Elsherbini
Senior Vice President & Chief Financial Officer	972-458-8000
402-827-6579

Lindsay Corporation Reports Fiscal 2020 Second Quarter Results

•	Consolidated revenues of $113.8 million and EPS of $0.51

•	Revenue growth and margin improvements lead to improved North America irrigation performance

•	Solid Infrastructure performance driven by strong revenue growth and favorable margin mix

OMAHA, Neb., April 7, 2020—Lindsay Corporation (NYSE: LNN), a leading global manufacturer and distributor of irrigation and infrastructure equipment and technology, today announced results for its second quarter of fiscal 2020, which ended on February 29, 2020.

Second Quarter Summary

Revenues for the second quarter of fiscal 2020 were $113.8 million, an increase of $4.6 million, or 4 percent, compared to revenues of $109.2 million in the prior year second quarter. Net earnings for the quarter were $5.5 million, or $0.51 per diluted share, compared with a net loss of $3.4 million, or $0.32 per diluted share, for the prior year second quarter. Net earnings for the prior year second quarter adjusted to eliminate costs associated with the Foundation for Growth initiative were $0.2 million, or $0.02 per diluted share.1

“We were pleased to see improved performance in our irrigation business while market conditions remain challenged,” said Tim Hassinger, President and Chief Executive Officer. “Solid performance in our infrastructure business was driven by revenue growth and a favorable mix of higher margin revenue. In addition, our Foundation for Growth initiative continues to contribute to improved performance and margin expansion in both businesses.”

Second Quarter Segment Results

Irrigation segment revenues for the second quarter of fiscal 2020 were $92.1 million, a decrease of $3.7 million, or 4 percent, compared to $95.8 million in the prior year. North America irrigation revenues of $65.7 million increased $8.0 million, or 14 percent, compared to the prior year. The increase resulted primarily from higher sales of replacement parts, increased irrigation equipment unit volume and higher revenue from engineering project services. International irrigation revenues of $26.4 million decreased $11.7 million, or 31 percent, due primarily to a large project sale in a developing market in the prior year that did not repeat.

Irrigation segment operating margin was 10.4 percent of sales in the second quarter, compared to 7.9 percent of sales in the prior year. Operating margin improvement resulted from an increase in North America sales and from improved cost and pricing performance compared to the prior year.

Infrastructure segment revenues for the second quarter of fiscal 2020 were $21.7 million, an increase of $8.3 million, or 62 percent, compared to $13.4 million in the prior year. The increase resulted from higher Road Zipper System® sales and lease revenues and an increase in sales of road safety products compared to the prior year.

Infrastructure segment operating margin was 29.3 percent of sales in the second quarter, compared to an operating loss of $0.4 million in the prior year. Operating margin improvement resulted primarily from increased sales in higher margin product lines and from improved cost and pricing performance.

[1]	Please see Reg G reconciliation of GAAP operating income, net earnings and diluted earnings per share to adjusted figures at end of document.

The backlog of unfilled orders at February 29, 2020 was $104.4 million compared with $45.6 million at February 28, 2019. Included in these backlogs are amounts of $5.5 million and $1.1 million, respectively, that are not expected to be fulfilled within the subsequent twelve months.

Outlook

“The recent award of a large Road Zipper System project with Highways England as well as continued growth with a key customer in Japan are great proof points that our infrastructure growth strategy continues to gain traction,” said Mr. Hassinger. “For our irrigation business, the potential impact of the U.S.-China Phase 1 trade agreement remains uncertain at this point and commodity prices reflect this uncertainty.”

Mr. Hassinger added, “The business impact of the COVID-19 coronavirus pandemic remains uncertain at this time and depends on numerous evolving factors that are difficult to predict. Our first priority is the health and safety of our employees, customers, partners and global community. We have conducted scenario planning and developed contingency plans that continue to be refined on a regular basis to help mitigate potential risk to the business. Overall, we are well positioned with a strong balance sheet and sufficient liquidity as we navigate the current COVID-19 environment.”

Second Quarter Conference Call

Lindsay’s fiscal 2020 second quarter investor conference call is scheduled for 11:00 a.m. Eastern Time today. Interested investors may participate in the call by dialing (833) 535-2202 in the U.S., or (412) 902-6745 internationally, and requesting the Lindsay Corporation call. Additionally, the conference call will be simulcast live on the Internet and can be accessed via the investor relations section of the Company’s Web site, www.lindsay.com. Replays of the conference call will remain on our Web site through the next quarterly earnings release. The Company will have a slide presentation available to augment management’s formal presentation, which will also be accessible via the Company’s Web site.

About the Company

Lindsay Corporation (NYSE: LNN) is a leading global manufacturer and distributor of irrigation and infrastructure equipment and technology. Established in 1955, the company has been at the forefront of research and development of innovative solutions to meet the food, fuel, fiber and transportation needs of the world’s rapidly growing population. The Lindsay family of irrigation brands includes Zimmatic® center pivot and lateral move agricultural irrigation systems and FieldNET® remote irrigation management and scheduling technology, as well as irrigation consulting and design and industrial IoT solutions. Also a global leader in the transportation industry, Lindsay Transportation Solutions manufactures equipment to improve road safety and keep traffic moving on the world’s roads, bridges and tunnels, through the Barrier Systems®, Road Zipper® and Snoline™ brands. For more information about Lindsay Corporation, visit www.lindsay.com.

Concerning Forward-looking Statements

This release contains forward-looking statements that are subject to risks and uncertainties and which reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. You can find a discussion of many of these risks and uncertainties in the annual, quarterly and current reports that the Company files with the Securities and Exchange Commission. Forward-looking statements include information concerning possible or assumed future results of operations and planned financing of the Company and those statements preceded by, followed by or including the words “anticipate,” “estimate,” “believe,” “intend,” “expect,” “outlook,” “could,” “may,” “should,” “will,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking information contained in this press release.

LINDSAY CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	Three months ended		Six months ended
(in thousands, except per share amounts)	February 29, 2020	February 28, 2019	February 29, 2020	February 28, 2019
Operating revenues	$113,788	$109,182	$223,181	$221,133
Cost of operating revenues	80,382	84,708	155,701	168,011

Gross profit	33,406	24,474	67,480	53,122

Operating expenses:
Selling expense	8,192	8,437	14,684	16,419
General and administrative expense	13,167	16,832	24,971	31,890
Engineering and research expense	3,405	3,665	6,907	7,233

Total operating expenses	24,764	28,934	46,562	55,542

Operating income (loss)	8,642	(4,460)	20,918	(2,420)

Interest expense	(1,191)	(1,178)	(2,377)	(2,383)
Interest income	389	751	1,004	1,405
Other income (expense), net	(973)	(181)	(1,423)	11

Earnings (loss) before income taxes	6,867	(5,068)	18,122	(3,387)

Income tax expense (benefit)	1,351	(1,628)	4,261	(1,159)

Net earnings (loss)	$5,516	$(3,440)	$13,861	$(2,228)

Earnings (loss) per share:
Basic	$0.51	$(0.32)	$1.28	$(0.21)
Diluted	$0.51	$(0.32)	$1.28	$(0.21)

Shares used in computing earnings (loss) per share:
Basic	10,825	10,786	10,810	10,776
Diluted	10,857	10,786	10,843	10,776

Cash dividends declared per share	$0.31	$0.31	$0.62	$0.62

LINDSAY CORPORATION AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Unaudited)

	Three months ended		Six months ended
(in thousands)	February 29, 2020	February 28, 2019	February 29, 2020	February 28, 2019
Operating revenues:
Irrigation:
North America	$65,667	$57,681	118,280	$114,145
International	26,406	38,085	56,145	69,231

Irrigation segment	92,073	95,766	$174,425	$183,376
Infrastructure segment	21,715	13,416	48,756	37,757

Total operating revenues	$113,788	$109,182	$223,181	$221,133

Operating income:
Irrigation segment	$9,614	$7,521	$19,371	$15,304
Infrastructure segment	6,358	(446)	15,126	3,722
Corporate	(7,330)	(11,535)	(13,579)	(21,446)

Total operating income	$8,642	$(4,460)	$20,918	$(2,420)

The Company manages its business activities in two reportable segments as follows:

Irrigation - This reporting segment includes the manufacture and marketing of center pivot, lateral move, and hose reel irrigation systems, as well as various innovative technology solutions such as GPS positioning and guidance, variable rate irrigation, remote irrigation management and scheduling technology, irrigation consulting and design and industrial IoT solutions.

Infrastructure – This reporting segment includes the manufacture and marketing of moveable barriers, specialty barriers, crash cushions and end terminals, and road marking and road safety equipment.

LINDSAY CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)	February 29, 2020	February 28, 2019	August 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$101,272	$102,778	$127,204
Marketable securities	18,740	—	—
Receivables, net	80,468	88,576	75,551
Inventories, net	105,454	99,984	92,287
Assets held-for-sale	—	2,744	2,744
Other current assets, net	19,083	23,144	15,704

Total current assets	325,017	317,226	313,490

Property, plant, and equipment, net	68,762	65,306	68,968
Intangibles, net	23,162	25,853	24,382
Goodwill	64,338	64,591	64,387
Operating lease right-of-use assets	27,257	—	—
Deferred income tax assets	10,162	6,484	11,758
Other noncurrent assets, net	15,632	20,213	17,329

Total assets	$534,330	$499,673	$500,314

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,307	$37,419	$29,434
Current portion of long-term debt	211	207	209
Other current liabilities	54,303	44,825	52,488

Total current liabilities	87,821	82,451	82,131

Pension benefits liabilities	5,868	5,732	6,029
Long-term debt	115,765	116,034	115,846
Operating lease liabilities	25,919	—	—
Deferred income tax liabilities	839	991	872
Other noncurrent liabilities	20,791	22,622	27,227

Total liabilities	257,003	227,830	232,105

Shareholders’ equity:
Preferred stock	—	—	—
Common stock	18,918	18,870	18,870
Capital in excess of stated value	74,645	69,772	71,684
Retained earnings	481,890	477,027	474,740
Less treasury stock - at cost	(277,238)	(277,238)	(277,238)
Accumulated other comprehensive loss, net	(20,888)	(16,588)	(19,847)

Total shareholders’ equity	277,327	271,843	268,209

Total liabilities and shareholders’ equity	$534,330	$499,673	$500,314

LINDSAY CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six months ended
(in thousands)	February 29, 2020	February 28, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings (loss)	$13,861	$(2,228)
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	9,418	6,889
Gain on sale of assets held-for-sale	(1,191)	—
Loss on sale of business	—	67
Provision for uncollectible accounts receivable	213	(315)
Deferred income taxes	1,806	(105)
Share-based compensation expense	2,575	2,403
Other, net	(638)	(1,093)
Changes in assets and liabilities:
Receivables	(5,716)	(18,157)
Inventories	(14,153)	(22,246)
Other current assets	(4,539)	(5,111)
Accounts payable	3,540	8,402
Other current liabilities	(2,183)	(9,792)
Other noncurrent assets and liabilities	(5,178)	1,439

Net cash used in operating activities	(2,185)	(39,847)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(5,335)	(11,701)
Proceeds from sale of assets held-for-sale	3,955	—
Purchases of marketable securities available-for-sale	(19,978)	—
Proceeds from maturities of marketable securities available-for-sale	1,250	—
Proceeds from settlement of net investment hedges	1,092	1,462
Payments for settlement of net investment hedges	—	(245)
Other investing activities, net	—	38

Net cash used in investing activities	(19,016)	(10,446)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	1,545	177
Common stock withheld for payroll tax obligations	(1,111)	(1,124)
Principal payments on long-term debt	(104)	(102)
Dividends paid	(6,711)	(6,688)

Net cash used in financing activities	(6,381)	(7,737)

Effect of exchange rate changes on cash and cash equivalents	1,650	21

Net change in cash and cash equivalents	(25,932)	(58,009)
Cash and cash equivalents, beginning of period	127,204	160,787

Cash and cash equivalents, end of period	$101,272	$102,778

LINDSAY CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

The non-GAAP tables below disclose (a) the impact on diluted earnings per share of consulting fees, severance costs and loss from business divestitures, associated with the Company’s Foundation for Growth Initiative (“FFG costs”), (b) the impact on operating income of FFG costs, and (c) the impact on segment operating income of FFG costs. Management believes adjusted net earnings, adjusted diluted earnings per share and adjusted operating income are important indicators of the Company’s business performance because they exclude items that may not be indicative of, or may be unrelated to, the Company’s underlying operating results, and provide a useful baseline for analyzing trends in the business. Non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures. These adjusted financial measures should not be considered in isolation or as a substitute for reported net earnings, diluted earnings per share and operating income. These non-GAAP financial measures reflect an additional way of viewing the Company’s operations that, when viewed with the GAAP results and the following reconciliations to the corresponding GAAP financial measures, management believes provides a more complete understanding of the Company’s business.

	Three months ended		Six months ended
(in thousands, except per share amounts)	February 28, 2019	Diluted earnings per share	February 28, 2019	Diluted earnings per share
Net loss - reported GAAP measure	$(3,440)	$(0.32)	$(2,228)	$(0.21)
FFG costs - before tax	5,281	$0.49	9,276	$0.86
Tax effect - FFG costs	(1,610)	$(0.15)	(2,689)	$(0.25)

Net earnings - adjusted	$231	$0.02	$4,359	$0.40

Average shares outstanding - diluted		10,786		10,776

	For the three months ended February 28, 2019
Operating income reconciliation	Consolidated	Irrigation	Infrastructure	Corporate
Operating income (loss) - reported GAAP measure	(4,460)	$7,521	$(446)	$(11,535)
FFG costs - before tax	5,281	—	20	5,261

Adjusted operating income	$821	$7,521	$(426)	$(6,274)

Operating revenues	109,182	$95,766	$13,416	$—
Operating income as a percent of operating revenues	-4.1%	7.9%	-3.3%	N/A
Adjusted operating income as a percent of operating revenues	0.8%	7.9%	-3.2%	N/A

	For the six months ended February 28, 2019
Operating income reconciliation	Consolidated	Irrigation	Infrastructure	Corporate
Operating income (loss) - reported GAAP measure	(2,420)	$15,304	$3,722	$(21,446)
FFG costs - before tax	9,276	126	132	9,018

Adjusted operating income	$6,856	$15,430	$3,854	$(12,428)

Operating revenues	221,133	$183,376	$37,757	$—
Operating income as a percent of operating revenues	-1.1%	8.3%	9.9%	N/A
Adjusted operating income as a percent of operating revenues	3.1%	8.4%	10.2%	N/A